Form 4 Joint Filer Information





Name:					Frazier Healthcare V, LP
Address:				601 Union Street, Suite 3200
					Seattle, WA  98101

Designated Filer:			FHM IV, LP

Issuer & Ticker Symbol:		        Amicus Therapeutics, Inc. (FOLD)

Date of Event Requiring Statement:	July 27, 2007

		Frazier Healthcare V, LP
		By: FHM V, LP, its General Partner
		By: FHM V, LLC, its General Partner


		By:   	/s/ Thomas S. Hodge
			Thomas S. Hodge,
			Chief Operating Officer





Name:					FHM V, LP
Address:				601 Union Street, Suite 3200
					Seattle, WA  98101

Designated Filer:			FHM IV, LP

Issuer & Ticker Symbol:		        Amicus Therapeutics, Inc. (FOLD)

Date of Event Requiring Statement:	July 27, 2007

		FHM V, LP
		By: FHM V, LLC, its General Partner


		By:   	/s/ Thomas S. Hodge
			Thomas S. Hodge,
			Chief Operating Officer






Name:					FHM V, LLC
Address:				601 Union Street, Suite 3200
					Seattle, WA  98101

Designated Filer:			FHM IV, LP

Issuer & Ticker Symbol:		        Amicus Therapeutics, Inc. (FOLD)

Date of Event Requiring Statement:	July 27, 2007

		FHM V, LLC


		By:  	/s/ Thomas S. Hodge
			Thomas S. Hodge,
			Chief Operating Officer





Name:					Frazier Healthcare IV, LP
Address:				601 Union Street, Suite 3200, Seattle, WA  98101

Designated Filer:			FHM IV, LP

Issuer & Ticker Symbol:		        Amicus Therapeutics, Inc. (FOLD)

Date of Event Requiring Statement:	July 27, 2007

		Frazier Healthcare IV, LP
		By: FHM IV, LP, its General Partner
		By: FHM IV, LLC, its General Partner



		By:   	/s/ Thomas S. Hodge
			Thomas S. Hodge, Chief Operating Officer




Name:					Frazier Affiliates IV, LP
Address:				601 Union Street, Suite 3200, Seattle, WA  98101

Designated Filer:			FHM IV, LP

Issuer & Ticker Symbol:		        Amicus Therapeutics, Inc. (FOLD)

Date of Event Requiring Statement:	July 27, 2007

		Frazier Affiliates IV, LP
		By: FHM IV, LP, its General Partner
		By: FHM IV, LLC, its General Partner


		By:   	/s/ Thomas S. Hodge
			Thomas S. Hodge, Chief Operating Officer
Exhibit 99.1